Registration No. 333-________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                              --------------------

                             CYBEROPTICS CORPORATION
               (Exact name of issuer as specified in its charter)

                Minnesota                               41-1472057
    (State or other jurisdiction of        (I.R.S. Employer Identification No.)
    incorporation or organization)

                             5900 Golden Hills Drive
                            Golden Valley, Minnesota           55416
                    (Address of Principal Executive Offices) (Zip Code)

                CYBEROPTICS CORPORATION 1998 STOCK INCENTIVE PLAN
       CYBEROPTICS CORPORATION STOCK OPTION AGREEMENT WITH STEVEN M. QUIST
                            (Full title of the plan)

John D. Beagan                                    Copy to:
Vice President--Operations                        Thomas Martin
CyberOptics Corporation                           Dorsey & Whitney LLP
5900 Golden Hills Drive                           220 South Sixth Street
Golden Valley, Minnesota 55416                    Minneapolis, MN 55402
(Name and address of agent for service)

                                 (612) 542-5000
          (Telephone number, including area code, of agent for service)

                              --------------------

                         CALCULATION OF REGISTRATION FEE

================================================================================
 Title of                         Proposed          Proposed
Securities        Amount           Maximum           Maximum          Amount of
  to be            to be       Offering Price       Aggregate       Registration
Registered     Registered(1)      Per Share     Offering Price(2)        Fee
--------------------------------------------------------------------------------

Common Stock
no par value      350,000            (2)          $5,442,187.50       $1,605.45
================================================================================

(1) The number of shares being registered represents 250,000 shares of Common Stock which may be issued pursuant to the CyberOptics Corporation 1998 Stock Incentive Plan and 100,000 shares which may be issued pursuant to the CyberOptics Corporation Stock Option Agreement with Steven M. Quist.

(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended. The proposed maximum offering price is based upon (i) an exercise price of $19.50 per share for the 100,000 shares of such Common Stock issuable pursuant to the CyberOptics Corporation Stock Option Agreement with Steven M. Quist and (ii) the average of the high and low selling prices of such Common Stock as quoted on the Nasdaq National Market on August 13, 1998 for the 250,000 shares of such Common Stock issuable pursuant to the CyberOptics Corporation 1998 Stock Incentive Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents, which have been filed by CyberOptics Corporation (the "Company") with the Securities and Exchange Commission (the "Commission"), are incorporated by reference in this Registration Statement, as of their respective dates:

         (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1997;

         (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998;

         (c) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998; and

         (d) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, and any amendment or report filed to update such description filed subsequent to the date of this Registration Statement and prior to the termination of the offering of the Common Stock offered hereby.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Certain Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Section 302A.521 of the Minnesota Business Corporation Act (the "MBCA") provides that a corporation shall indemnify any person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of such person against judgments, penalties, fines (including, without limitation, excise taxes assessed against such person with respect to any employee benefit plan), settlements and reasonable expenses, including attorneys' fees and disbursements, incurred by such person in connection with the proceeding, if, with respect to the acts or omissions of such person complained of in the proceeding, such person (1) has not been indemnified therefor by another organization or employee benefit plan for the same judgments, penalties, fines or expenses; (2) acted in good faith; (3) received no improper personal benefit and Section 302A.255 (with respect to director conflicts of interest), if applicable, has been satisfied; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5)in the case of acts or omissions in such person's official capacity for the corporation, reasonably believed that the conduct was in the best interests of the corporation, or in the case of acts or omissions in such person's official capacity for other affiliated organizations, reasonably believed that the conduct was not opposed to the best interests of the corporation. Section 302A.521 also requires payment by a corporation, upon written request, of reasonable expenses in advance of final disposition of the proceeding in certain instances. A decision as to required indemnification is made by a disinterested majority of the board of directors present at a meeting at which a disinterested quorum is present, or by a designated committee of the board of directors, by special legal counsel, by the shareholders or by a court.

         The Company's Articles of Incorporation limit the liability of its directors to the extent permitted by the MBCA, and the Company's Bylaws require that the Company indemnify all directors and officers for such expenses and liabilities to the extent permitted by the MBCA as now enacted or hereafter amended.

Item 7.  Exemption From Registration Claimed.

         Not Applicable.

Item 8.  Exhibits.

       Exhibit Number                      Description
       --------------                      -----------

            4.1         CyberOptics Corporation 1998 Stock Incentive Plan.

            4.2 CyberOptics Corporation Stock Option Agreement with Steven M. Quist.

            5           Opinion of Dorsey & Whitney LLP.

            24.1        Consent of PricewaterhouseCoopers LLP.

            24.2 Consent of Dorsey & Whitney LLP (included in Exhibit 5 above).

            25 Power of Attorney (included in the signature page to this Registration Statement).

Item 9.  Undertakings.

         A.  Post-Effective Amendments

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that subparagraphs (i) and (ii) above will not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B.  Subsequent Documents Incorporated by Reference

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C.  Claims for Indemnification

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on this 27th day of July, 1998.


                                          CYBEROPTICS CORPORATION


                                          By:     /s/ Steven M. Quist
                                              ----------------------------
                                               Steven M. Quist, President

                                POWER OF ATTORNEY

         The officers and directors of CyberOptics Corporation, whose signatures appear below, hereby constitute and appoint Steven M. Quist and John D. Beagan, and each of them (with full power to each of them to act alone), the true and lawful attorney-in-fact to sign and execute on behalf of the undersigned, any amendment or amendments to this Registration Statement of CyberOptics Corporation, and each of the undersigned does hereby ratify and confirm all that said attorneys shall do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

          Name                              Title
          ----                              -----

  /s/ Steven K. Case            Chairman and Director              July 27, 1998
---------------------------     (PRINCIPAL EXECUTIVE OFFICER)
Steven K. Case

  /s/ John D. Beagan            Vice President-Operations and      July 27, 1998
---------------------------     Chief Financial Officer
John D. Beagan                  (PRINCIPAL FINANCIAL OFFICER)

  /s/ Scott Larson              Controller                         July 27, 1998
---------------------------     (PRINCIPAL ACCOUNTING OFFICER)
Scott Larson

  /s/ Steven M. Quist           President and Director             July 27, 1998
---------------------------
Steven M. Quist

  /s/ Alex B. Cimochowski       Director                           July 27, 1998
---------------------------
Alex B. Cimochowski

  /s/ Erwin A. Kelen            Director                           July 27, 1998
---------------------------
Erwin A. Kelen

  /s/ George E. Kline           Director                           July 27, 1998
---------------------------
George E. Kline

  /s/ Kathleen P. Iverson       Director                           July 27, 1998
---------------------------
Kathleen P. Iverson

  /s/ P. June Min               Director                           July 27, 1998
---------------------------
P. June Min

                                  EXHIBIT INDEX


Exhibit Number      Description                                             Page
--------------      -----------                                             ----

     4.1           CyberOptics Corporation 1998 Stock Incentive Plan.

     4.2           CyberOptics Corporation Stock Option Agreement with
                   Steven M. Quist.

     5             Opinion of Dorsey & Whitney LLP.

     24.1          Consent of PricewaterhouseCoopers LLP.

     24.2 Consent of Dorsey & Whitney LLP (included in Exhibit 5 above).

     25 Powers of Attorney (included in the signature page to this Registration Statement)